                                                                     EXHIBIT 1.1
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                               CISCO SYSTEMS, INC.

                           (a California corporation)

                       11,891,749 Shares of Common Stock

                             UNDERWRITING AGREEMENT

Dated: February 14, 2000

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

                                TABLE OF CONTENTS


1.      REPRESENTATIONS AND WARRANTIES......................................................       2

        (a)    Representations and Warranties by the Company................................       2
        (b)    Representations and Warranties by Pirelli....................................       9
        (c)    Officer's Certificates.......................................................       11

2.      SALE AND DELIVERY TO UNDERWRITERS; CLOSING..........................................       11

        (a)    Securities...................................................................       11
        (b)    Payment......................................................................       11
        (c)    Book-Entry Transfer of Securities............................................       12

3.      COVENANTS OF THE COMPANY............................................................       12

        (a)    Compliance with Securities Regulations and Commission Requests...............       12
        (b)    Filing of Amendments.........................................................       12
        (c)    Delivery of Registration Statements..........................................       12
        (d)    Delivery of Prospectuses.....................................................       13
        (e)    Continued Compliance with Securities Laws....................................       13
        (f)    Blue Sky Qualifications......................................................       13
        (g)    Rule 158.....................................................................       13
        (h)    Listing......................................................................       14
        (i)    Reporting Requirements.......................................................       14
        (j)    Opinion of Counsel for Company...............................................       14
        (k)    Opinion of Counsel for Pirelli...............................................       14
        (l)    Company Officers' Certificate................................................       14
        (m)    Pirelli Attorney-in-Fact's Certificate.......................................       14
        (n)    Accountant's Comfort Letter..................................................       14
        (o)    Bring-down Comfort Letter....................................................       15
        (p)    Bring-down Diligence.........................................................       15
        (q)    Use of United States Currency................................................       15

4.      PAYMENT OF EXPENSES ................................................................       15

        (a)    Expenses of the Company......................................................       15
        (b)    Expenses of Pirelli..........................................................       15
        (c)    Termination of Agreement.....................................................       16
        (d)    Allocation of Expenses.......................................................       16

5.      CONDITIONS OF UNDERWRITERS' OBLIGATIONS.............................................       16

        (a)    Effectiveness of Registration Statement......................................       16
        (b)    Certificate of Pirelli.......................................................       16
        (c)    No Amendment.................................................................       16

6.      INDEMNIFICATION.....................................................................       16

        (a)    Indemnification of Underwriters and Pirelli by the Company...................       16

                                       i
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
        (b)    Indemnification of Underwriters and the Company by Pirelli...................       18
        (c)    Indemnification of Company, Directors and Officers and Pirelli by
               Underwriters.................................................................       18
        (d)    Actions against Parties; Notification........................................       18
        (e)    Other Agreements with Respect to Indemnification.............................       19

7.      CONTRIBUTION........................................................................       19


8.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY......................       21


9.      DEFAULT BY THE SELLING SHAREHOLDER..................................................       21


10.     NOTICES.............................................................................       21


11.     PARTIES.............................................................................       21


12.     GOVERNING LAW AND TIME..............................................................       22


13.     CONSENT TO JURISDICTION.............................................................       22


14.     JUDGMENT CURRENCY...................................................................       22


15.     EFFECT OF HEADINGS..................................................................       23

SCHEDULES

Schedule A  -  List of Underwriters.........................................................  Sch A-1

EXHIBITS

Exhibit A - Form of Opinion of Company's Counsel............................................      A-1
Exhibit B - Form of Opinion for the Selling Shareholders....................................      B-1

                               CISCO SYSTEMS, INC.

                           (a California corporation)

                       11,891,749 Shares of Common Stock

                           (Par Value $.001 Per Share)

                             UNDERWRITING AGREEMENT

                                                               February 14, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                  Cisco Systems, Inc., a California corporation (the "COMPANY") and Pirelli Cable Holding, N.V., a limited company incorporated under the laws of the Netherlands ("PIRELLI") or the "SELLING SHAREHOLDER"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Underwriters named in Schedule A hereto, if any (collectively, the "UNDERWRITERS"), for whom Merrill Lynch is acting as representative (in such capacity, the "REPRESENTATIVE"), with respect to the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of 11,891,749 shares of Common Stock, par value $.001 per share, of the Company ("COMMON STOCK"). The aforesaid shares of Common Stock to be purchased by the Underwriters are hereinafter called the "SECURITIES." The Securities are initially being issued by the Company to the Selling Shareholder pursuant to the terms of the Share Purchase Agreement dated as of December 20, 1999 among the Company, Pirelli and the other parties thereto, as amended by the Addendum to Share Purchase Agreement dated February 14, 2000 (the "SHARE PURCHASE AGREEMENT").

                  The Company and Pirelli understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-94365) covering the resale of up to 20,000,000 shares of Common Stock, including the Securities, under the Securities Act of 1933, as amended (the "1933 ACT"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus or prospectus supplement in accordance with the provisions of

Rule 430A ("RULE 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") and paragraph (b) of Rule 424 ("RULE 424(b)") of the 1933 Act Regulations or (ii) at the request of the Representative if the Company has elected to rely upon Rule 434 ("RULE 434") of the 1933 Act Regulations, prepare and file a term sheet (a "TERM SHEET") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "RULE 430A INFORMATION" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "RULE 434 INFORMATION." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "PRELIMINARY PROSPECTUS." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "REGISTRATION STATEMENT." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "RULE 462(b) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "PROSPECTUS." If Rule 434 is relied on, the term "PROSPECTUS" shall refer to the preliminary prospectus supplement subject to completion dated February 11, 2000 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 ACT") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.      REPRESENTATIONS AND WARRANTIES. Representations and Warranties by the
        Company.

                  The Company represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:

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                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or, as amended or supplemented, if applicable, will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. PricewaterhouseCoopers LLP, the Company's independent accountants ("PWC"), has notified the Company that PWC is engaged in discussions with the Commission following an internal review by PWC, pursuant to an administrative settlement with the Commission, of PWC's compliance with auditor independence guidelines. PWC has advised the Company that the Company is one of the companies affected by such discussions. The Company is not involved in the discussions between the Commission and PWC and cannot predict the result of those discussions. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch or by Pirelli expressly for use in the Registration Statement or Prospectus.

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act

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        and the rules and regulations of the Commission thereunder (the "1934
        ACT REGULATIONS"), as applicable. PWC has notified the Company that PWC is engaged in discussions with the Commission following an internal review by PWC, pursuant to an administrative settlement with the Commission, of PWC's compliance with auditor independence guidelines. PWC has advised the Company that the Company is one of the companies affected by such discussions. The Company is not involved in the discussions between the Commission and PWC and cannot predict the result of those discussions.

                (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. PWC has notified the Company that PWC is engaged in discussions with the Commission following an internal review by PWC, pursuant to an administrative settlement with the Commission, of PWC's compliance with auditor independence guidelines. PWC has advised the Company that the Company is one of the companies affected by such discussions. The Company is not involved in the discussions between the Commission and PWC and cannot predict the result of those discussions.

                (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and comply, in all material respects, with the Commission's rules applicable thereto. The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. PWC has notified the Company that PWC is engaged in discussions with the Commission following an internal review by PWC, pursuant to an administrative settlement with the Commission, of PWC's compliance with auditor independence guidelines. PWC has advised the Company that the Company is one of the companies affected by such discussions. The Company is not involved in the discussions between the Commission and PWC and cannot predict the result of those discussions.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT") and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Good Standing of Subsidiaries. None of the Company's subsidiaries constitute a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X other than Cisco Systems Management B.V. (the "SUBSIDIARY"). The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary.

                (viii) Authorization of Agreements. Each of this Agreement and the Share Purchase Agreement has been duly authorized, executed and delivered by the Company and the Share Purchase Agreement is the valid, binding and enforceable agreement of the Company. There have been no amendments or waivers to the Share Purchase Agreement other than the Addendum to Share Purchase Agreement dated February 14, 2000.

                (ix) Authorization and Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject in each case which is material to the business of the Company and its subsidiaries, taken as a whole (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the issuance and sale of the Securities and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (xiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, except such which are not material to the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (B) such as may be required by any state securities laws or the securities laws of any foreign jurisdictions, and (C) the Company must give official notice of issuance of the Securities to the Nasdaq National Market.

                (xv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xvi) Compliance with Cuba Act. The Company has complied with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "CUBA ACT") or is exempt therefrom.

                (xvii) Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

                (xviii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xix) Listing. As of the date of this Agreement, the Securities shall have been approved for inclusion in the Nasdaq National Market, upon official notice of issuance.

                (xx) Consummation of the Share Purchase Agreement. The transactions contemplated by the Share Purchase Agreement were consummated not later than 8:00 A.M. (Eastern Standard Time) on February 15, 2000 and the Company has issued the Securities to the Selling Shareholder in accordance therewith.

                (xxi) Authorization of Share Purchase Agreement. The Company has the full right, power and authority to enter into the Share Purchase Agreement. The Company's execution and delivery of the Share Purchase Agreement and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder has been duly authorized by the Company and the Share Purchase Agreement is enforceable against the Company. The consummation of the transactions contemplated in the Share Purchase Agreement will not result in any violation of the provisions of (a) the articles of incorporation or by-laws of the Company, (b) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or (c) any contract or agreement to which the Company is a party or by which its properties are bound which violation, in the case of each of (a), (b) and (c) above, could individually or in the aggregate result in the termination or rescission of the Share Purchase Agreement or which would affect the validity of the Securities or which would result in any lien, charge or other adverse claim on or against the Securities caused by the Company.

                (xxii) Absence of Further Requirements for Share Purchase Agreement. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (collectively, a "CONSENT"), is necessary or required for the performance by the Company of its obligations under the Share Purchase Agreement or in connection with the Company's consummation of the transactions contemplated by or the Share Purchase Agreement, except (a) such as may have previously been made or obtained or (b) where the failure to make or obtain such Consent would not, in either case, result in the termination or rescission of the Share Purchase Agreement or which would affect the validity of the Securities or which would result in any lien, charge or other adverse claim on or against the Securities caused by the Company.

                (xxiii)Foreign Corporation. The Company is registered and in good standing as a foreign corporation which is qualified to do business in the State of New York.

        (b) Representations and Warranties by Pirelli. Pirelli represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

                (i) Authorization of Agreement. Pirelli has the full right, power and authority to enter into this Agreement and Pirelli has the full right, power and authority to sell, transfer and deliver the Securities to be sold by Pirelli hereunder. Pirelli's execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by Pirelli and the consummation of the transactions contemplated herein and compliance by Pirelli with its obligations hereunder have been duly authorized by Pirelli and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by Pirelli pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Pirelli is a party or by which Pirelli may be bound, or to which any of the property or assets of Pirelli is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of Pirelli, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Pirelli or any of its properties.

                (ii) Authorization of Share Purchase Agreement. Pirelli S.p.A., a limited company incorporated under the laws of Italy ("PARENT"), Pirelli Cavi e Sistemi S.p.A., a limited company incorporated under the laws of Italy ("PIRELLI CAVI") and Pirelli each have the full right, power and authority to enter into the Share Purchase Agreement. Each of the Parent, Pirelli Cavi and Pirelli's execution and delivery of the Share Purchase Agreement and the consummation of the transactions contemplated therein and compliance by each of the Parent, Pirelli Cavi and Pirelli with its obligations thereunder have been duly authorized by each of the Parent, Pirelli Cavi and Pirelli and the Share Purchase Agreement is enforceable against each of the Parent, Pirelli Cavi and Pirelli. The consummation of the transactions contemplated in the Share Purchase Agreement will not result in any violation of the provisions of
        (a) the charter or by-laws or other organizational instrument of Parent, Pirelli Cavi or Pirelli, (b) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Parent, Pirelli Cavi or Pirelli or any of their respective properties or (c) any contract or agreement to which they are a party or by which their respective properties are bound which violation, in each case, could individually or in the aggregate result in the termination or rescission of the Share Purchase Agreement or which would affect the validity of the Securities or which would result in any lien, charge or other adverse claim on or against the Securities.

                (iii) Good and Marketable Title. Pirelli will on the "CLOSING DATE" as defined in the Share Purchase Agreement and at the Closing Time have good and marketable title to the Securities to be sold by Pirelli hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from Pirelli, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                (iv) Due Execution of Power of Attorney. The Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Power of Attorney, authorizing each of the persons named therein to act as attorney-in-fact for the Selling Shareholder (each an "ATTORNEY-IN-FACT") to execute and deliver this Agreement and the certificate referred to in Section 5(b) on behalf of the Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by the Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by the Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement.

                (v) Absence of Manipulation. Neither Pirelli nor any of its affiliates has taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by Pirelli of its obligations hereunder or in the Power of Attorney, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                (vii) Absence of Further Requirements for Share Purchase Agreement. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (collectively, a "CONSENT"), is necessary or required for the performance by each of the Parent, Pirelli Cavi and Pirelli of its obligations under the Share Purchase Agreement or in connection with the consummation of the transactions contemplated by or the Share Purchase Agreement, except (a) such as may have previously been made or obtained or (b) where the failure to make or obtain such Consent would not, in either case, result in the termination or rescission of the Share Purchase Agreement or which would affect the validity of the Securities or which would result in any lien, charge or other adverse claim on or against the Securities.

                (viii) Book-Entry Transfer. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Selling Shareholder with The Depository Trust Company ("DTC"), for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor as provided in
        Section 2 of this Agreement.

                (ix) No Association with NASD. Neither Pirelli nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

        (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of Pirelli as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by Pirelli to the Underwriters as to the matters covered thereby.

2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

        (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase the Securities from the Selling Shareholder, at the price per share of $130.46875 less a discount of $1.63 per share.

        (b) Payment. Payment of the purchase price for the Securities, and arrangements for the delivery of the Securities to DTC, shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York or at such other place as shall be agreed upon by the Representative and the Company and Pirelli, at 9:00 A.M. (Eastern time) on (i) the third business day after the date hereof, or (ii) such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and Pirelli (such time and date of payment and delivery being herein called "CLOSING TIME").

                  Payment shall be made to Pirelli by wire transfer of immediately available funds to one or more bank accounts designated by the Custodian against delivery to DTC in book-entry form for the respective accounts of the Underwriters for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the

Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

        (c) Book-Entry Transfer of Securities. The Securities shall be in appropriate book-entry form and shall be registered in the name of Cede & Co., as nominee of DTC.

3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Listing. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will effect and use its best efforts to maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (j) Opinion of Counsel for Company. At the time of the execution of this Agreement and at Closing Time, the Company shall cause to be delivered to the Representative the favorable opinions, dated as of the time of the execution of this Agreement and dated as of the Closing Time, respectively, of Brobeck, Phleger & Harrison LLP, counsel for the Company, addressed to the Underwriters, in the form set forth in Exhibit A hereto.

        (k) Opinion of Counsel for Pirelli. At the time of the execution of this Agreement and at Closing Time, the Company shall cause to be delivered to the Representative the favorable opinions, dated as of the time of the execution of this Agreement and dated as of the Closing Time, respectively, of Weil, Gotshal and Manges, U.S. counsel for Pirelli, and DeBrauw Blackstone Westbroek N.V., Netherlands counsel for Pirelli, in the form set forth in Exhibit B hereto, and of Enrico Sylvestri, General counsel for Pirelli, in the form set forth in Exhibit B-1 hereto.

        (l) Company Officers' Certificate . The Company shall cause to be delivered to the Representative a certificate of a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission; (ii) the representations and warranties of the Company contained in
Section 1(a) hereof are true and correct; and (iii) the Company has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

        (m) Pirelli Attorney-in-Fact's Certificate. Pirelli shall cause to be delivered to the Representative a certificate of an Attorney-in-Fact of Pirelli, dated as of the Closing Time, to the effect that (i) the representations and warranties of Pirelli contained in Section 1(b) hereof are true and correct and
(ii) Pirelli has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

        (n) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Company shall cause to be delivered to the Representative the PWC letter dated such date, addressed to the Underwriters and Pirelli, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (o) Bring-down Comfort Letter. At Closing Time, the Company shall cause to be delivered to the Representative a PWC letter, addressed to the Underwriters and Pirelli, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (n) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (p) Bring-down Diligence. At Closing Time, the Company shall cause a Vice President of the Company and a financial officer of the Company to be available for a diligence discussion with the Representative.

        (q) Use of United States Currency. The Company shall, notwithstanding any judgment in a currency other than United States dollars, use United States dollars to pay any sum due from it to the Underwriters hereunder.



4. PAYMENT OF EXPENSES

        (a) Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, if any, and (viii) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

        (b) Expenses of Pirelli. Pirelli will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp or other duties, capital duties and stock or other transfer taxes, if any, payable upon the sale, issuance or delivery of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters,
(ii) any filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the qualification of the Securities under the securities laws and with the preparation of the Blue Sky Survey and any supplement thereto in accordance with Section 3(f) hereof, (iii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky

Survey and any supplement thereto, and (iv) the fees and disbursements of their respective counsel and accountants.

        (c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 hereof, Pirelli shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and Pirelli may make for the sharing of such costs and expenses.

5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of Pirelli, as of the date of this Agreement and as of the Closing Time, contained in Section 1 hereof or in certificates of any officer of Pirelli delivered pursuant to the provisions hereof, and the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Certificate of Pirelli. At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of Pirelli, dated as of Closing Time, to the effect that (i) the representations and warranties of Pirelli Cable contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) Pirelli Cable has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

        (c) No Amendment. The provisions of the Share Purchase Agreement that relate to or may reasonably be expected to affect the Offering have not been amended or waived without the prior written consent of the Representative.

6. INDEMNIFICATION.

        (a) Indemnification of Underwriters and Pirelli by the Company. The Company agrees to indemnify and hold harmless each Underwriter and Pirelli and each person, if any, who controls any Underwriter or Pirelli within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch or Pirelli, in accordance with Section 6(d) below, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

                provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch or by Pirelli expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to any Underwriter with respect to any Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

        (b) Indemnification of Underwriters and the Company by Pirelli. Pirelli agrees to indemnify and hold harmless each Underwriter and the Company and each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) in Section 6(a) above in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by Pirelli expressly for use therein; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Indemnification of Company, Directors and Officers and Pirelli by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and Pirelli, their respective directors and officers and each person, if any, who controls Pirelli within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as applicable and as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (d) Actions against Parties; Notification. Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to employ separate counsel, to defend such indemnified party in any such action (and the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof with counsel reasonably acceptable to the indemnified party, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso above or (ii) the indemnifying party does not promptly assume the defense and retain counsel reasonably satisfactory to the indemnified party or
(iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party. Notwithstanding the retention of separate counsel pursuant to subsections (i), (ii) or (iii) above, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. If the indemnified parties are entitled to counsel at the expense of the indemnifying party, in the case of parties indemnified pursuant to Sections 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by mutual agreement of the Company and Pirelli. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and Pirelli with respect to indemnification.

7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Pirelli on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Pirelli on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and Pirelli on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and Pirelli and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate of such total net proceeds plus such total underwriting discount.

                  The relative fault of the Company and Pirelli on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Pirelli or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, Pirelli and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or Pirelli within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or Pirelli Cable, as the case may be. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  The provisions of this Section shall not affect any agreement among the Company and Pirelli with respect to contribution.

8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or Pirelli submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or Pirelli, and shall survive delivery of the Securities to the Underwriters.

9. DEFAULT BY THE SELLING SHAREHOLDER.

                  If the Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section 9 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 3300 Hillview Avenue, Suite 150, Palo Alto, California 94304, facsimile no. (650) 849-2106, attention of Matt Pendo, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022-4802, facsimile no. (212) 751-4864, attention of Robert A. Zuccaro; notices to the Company shall be directed to it at 170 West Tasman Drive, San Jose, California 95134-1706, facsimile no. (408) 526-4914, attention of Senior Vice President, Legal and Government Affairs, with a copy to Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303, facsimile no. (650) 496-2885, attention of Therese A. Mrozek; and notices to Pirelli shall be directed to Viale Sarca 222, 20126 Milano, Italy, facsimile no. (39)(02) 6442-3329, attention of Chief Legal Officer, with a copy to Weil, Gotshal and Manges, One South Place, London EC2M 2WG, England, facsimile no. (44)(171) 903-0990, attention of Douglas Warner.

11. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and Pirelli and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Pirelli and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the

Company and Pirelli and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

13. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State court in The City of New York, County of New York, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto to the extent permitted by applicable law, irrevocably and fully waives the defense of any inconvenient forum to the maintenance of such suit or proceeding. Pirelli hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, N.Y. 10011 (the "AGENT") as its authorized Agent upon whom process may be served in any such suit or proceeding. Pirelli represents that it has notified the Agent of such designation and appointment and that the Agent has accepted the same in writing. Pirelli further agrees that, to the extent permitted by applicable law, service of process upon the Agent shall be deemed in every respect effective service of process upon Pirelli in any such suit or proceeding. Nothing herein shall affect the right of the Underwriters or any person controlling an Underwriter to serve process in any other manner permitted by law. The Company and Pirelli agree that a final action in any such suit or proceeding shall be conclusive and to the extent permitted under applicable law may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. If the Company and Pirelli has or may hereafter acquire immunity from jurisdiction or legal process with respect to itself or its property, the Company and Pirelli hereby irrevocably waive to the fullest extent permitted under applicable law such immunity in respect of its obligations hereunder in any action that may be instituted in any State or Federal Court sitting in The City of New York, County of New York, or in any competent court in Columbia by the Underwriters or by any persons controlling an Underwriter. This waiver is intended to be effective upon the execution of this Agreement without any further act by the Company, before any such court, and the introduction of a true copy of this Agreement into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

14. JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Representatives could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of Pirelli in respect of any sum due from it to the Underwriters hereunder shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, Pirelli agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters severally agree to pay to Pirelli an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for Pirelli Cable a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and Pirelli in accordance with its terms.

                                       Very truly yours,
                                       CISCO SYSTEMS, INC.

                                            By: ________________________________
                                            Title:______________________________

                                       PIRELLI CABLE HOLDING, N.V.

                                            By: ________________________________
                                            As Attorney-in-Fact

CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

               By: __________________________
                      Authorized Signatory

                  For itself and as Representative of the other Underwriters named in Schedule A hereto, if any.

                                   SCHEDULE A

                                                                                Number
                                                                                  of
Name of Underwriter                                                           Securities
-------------------                                                           ----------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated............................................      11,891,749

                                                                              ----------
Total...................................................................      11,891,749